UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2023

DAVE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40161	86-1481509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1265 South Cochran Avenue

Los Angeles, CA 90019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (844) 857-3283

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value of $0.0001 per share	DAVE	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock for $11.50 per share	DAVEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03	Material Modification to Rights of Security Holders

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 5, 2023, Dave Inc. (the “Company”) effected a 1-for-32 reverse stock split (the “Reverse Stock Split”) of its Class A common stock, par value $0.0001 per share (“Class A Common Stock”), and Class V common stock, par value $0.0001 per share (“Class V Common Stock,” and together with the Class A Common Stock, “Common Stock”). As previously disclosed, at a special meeting of stockholders held on December 13, 2022 (the “Special Meeting”), the stockholders of the Company approved a proposal to authorize the Company’s Board of Directors (the “Board”), to amend the Company’s Second Amended and Restated Certificate of Incorporation (the “Charter”), to effect a reverse stock split of all of the outstanding Common Stock and any Common Stock held by the Company as treasury shares, at any time prior to December 31, 2023, at a ratio of 1-for-5 to 1-for-50, as determined by the Board in its discretion. On January 4, 2023, the Board approved the Reverse Stock Split at a ratio of 1-for-32. On January 5, 2023, the Company filed with the Secretary of State of the State of Delaware a certificate of amendment (the “Certificate of Amendment”) to amend the Company’s Certificate of Incorporation to effect the Reverse Stock Split as of 5:01 p.m., Eastern Time on January 5, 2023.

Trading of the Common Stock on The Nasdaq Global Market is expected to commence on a split-adjusted basis on January 6, 2023 under the existing trading symbol “DAVE.” The new CUSIP number for the Class A Common Stock following the Reverse Stock Split is 23834J201. The Company’s warrants will continue to be traded under the Symbol “DAVEW” and the CUSIP number for the Company’s warrants will remain unchanged.

As a result of the Reverse Stock Split, every 32 shares of Common Stock issued or outstanding were automatically reclassified into one validly issued, fully-paid and nonassessable share new share of Common Stock, subject to the treatment of fractional shares as described below, without any action on the part of the holders. Proportionate adjustments will be made to the exercise prices and the number of shares underlying the Company’s outstanding equity awards, as applicable, and warrants exercisable for shares of Common Stock, as well as to the number of shares issuable under the Company’s equity incentive plans and certain existing agreements. The Common Stock issued pursuant to the Reverse Stock Split remain fully paid and non-assessable. The Reverse Stock Split did not affect the number of authorized shares of Common Stock or the par value of the Common Stock.

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive fractional shares as a result of the Reverse Stock Split will be entitled to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing sales price per share of the Common Stock (as adjusted for the Reverse Stock Split) on The Nasdaq Global Market on January 5, 2023, the last trading day immediately preceding the effective time of the Reverse Stock Split.

The foregoing description of the Certificate of Amendment is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

On January 5, 2023, the Company issued a press release announcing the effectiveness of the Reverse Stock Split. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Dave Inc.

99.1	Press Release, dated January 5, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2023	Dave Inc.

	By:	/s/ Kyle Beilman
	Name:	Kyle Beilman
	Title:	Chief Financial Officer